PROSPECTUS SUPPLEMENT

(To Prospectus dated November 15, 2022)

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-268383

485,555 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 342,322 Shares of Common Stock

342,322 Shares of Common Stock Underlying the Pre-Funded Warrants

We are offering 485,555 shares of common stock, par value $0.0001 per share (“Common Stock”), in this offering. Each share of Common Stock is being sold at a price of $2.285.

We are also offering pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 342,322 shares of Common Stock underlying the Pre-Funded Warrants to investors whose purchase of Common Stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our Common Stock immediately following the closing of this offering. Subject to limited exceptions, the holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of Common Stock outstanding immediately after giving effect to such exercise. This offering also relates to the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants sold in this offering. Each Pre-Funded Warrant is being sold at a price of $2.2849. Each Pre-Funded Warrant will have an exercise price per share of Common Stock equal to $0.0001 and is exercisable at any time after its original issuance until exercised in full.

In a concurrent private placement, we are also selling to the purchasers of our Common Stock and Pre-Funded Warrants in this offering, warrants to purchase an aggregate of 800,877 share of Common Stock (the “Private Placement Warrants”). Each Private Placement Warrant will have an exercise price of $2.16 per share of Common Stock and is exercisable at any time after its original issuance for a term of five and one-half years. The Private Placement Warrants and Common Stock issuable upon exercise of the Private Placement Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

Our Common Stock and certain of our outstanding warrants (“Warrants”) are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “DRMA” and “DRMAW,” respectively. On May 23, 2023, the last reported sale prices of our Common Stock and Warrants on Nasdaq were $2.16 and $0.0317, respectively. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any such warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

We have retained H.C. Wainwright & Co., LLC, referred to herein as Wainwright or the placement agent, to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering. See “Plan of Distribution” beginning on page S-16 of this prospectus supplement for more information regarding these arrangements.

As of the date of this prospectus supplement, the aggregate market value of our outstanding shares of Common Stock held by non-affiliates was $6,091,511 based on 2,388,157 shares of Common Stock outstanding, of which 2,129,899 shares were held by non-affiliates, based on a price of $2.86 per share, which was the last reported sale price of our Common Stock on Nasdaq on April 17, 2023. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. Before making any decision to invest in our securities, you should carefully consider the information disclosed in this this prospectus supplement and the accompanying prospectus, including the information under “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the information, including the risk factors contained or incorporated by reference to this prospectus supplement and the accompanying prospectus as described under the heading “Where You Can Find More Information.”

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

There is no arrangement for funds to be received in escrow, trust or similar arrangement.

	Per share of Common Stock	Per Pre-Funded Warrant	Total
Offering Price	$2.285	$2.2849	$1,830,003.95
Placement Agent Fees (1)	$0.15995	$0.15995	$128,084.28
Proceeds, before expenses, to us (2)	$2.12505	$2.12495	$1,701,903.67

(1)

We have also agreed: (i) to pay a management fee to the placement agent equal to 1% of the aggregate gross proceeds raised in this offering; (ii) to reimburse certain expenses of the placement in connection with this offering; (iii) and to issue to the placement agent, or its designees, warrants to purchase shares of Common Stock equal to 7% of the aggregate number of shares of Common Stock issued in this offering (including the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants). See “Plan of Distribution” beginning on page S-21 of this prospectus supplement for additional information regarding compensation paid to the placement agent.

(2)	The amount of the offering proceeds to us as presented in this table does not give effect to any exercise of the Private Placement Warrants or the warrants to be issued to the placement agent.

We expect that delivery of the shares of Common Stock and Pre-Funded Warrants being offered pursuant to this prospectus supplement and the accompanying base prospectus will be made on or about May 26, 2023, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is May 23, 2023

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You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any documents incorporated by reference herein or therein is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement is not an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation is illegal.

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ABOUT THIS PROSPECTUS SUPPLEMENT

All references to the terms “Dermata,” the “Company,” “we,” “us” or “our” in this prospectus supplement refer to Dermata Therapeutics, Inc., a Delaware corporation, unless the context requires otherwise.

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) on Form S-3 (File No. 333-268383) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was initially filed with the SEC on November 15, 2022, and was declared effective on November 25, 2022. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The accompanying base prospectus provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus, include all material information relating to this offering. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated by reference herein and therein before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

We have not, and the placement agent has not, authorized anyone to provide you with information that is different from that contained in this prospectus supplement, the accompanying base prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus supplement and the accompanying base prospectus nor the sale of our securities means that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is correct after the date of the respective dates of such documents.

For investors outside the United States: We have not, and the placement agent has not, taken any action that would permit this offering or possession or distribution of this prospectus supplement or the accompanying base prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed with the SEC and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on studies sponsored by us, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

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CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

●	our lack of operating history;
●	the expectation that we will incur significant operating losses for the foreseeable future and will need significant additional capital;
●	our current and future capital requirements to support our development and commercialization efforts for our product candidates and our ability to satisfy our capital needs;
●	our dependence on our product candidates, which are still in preclinical or early stages of clinical development;
●	our ability to acquire sufficient quantities of raw material needed to manufacture our drug product;
●

our, or that of our third-party manufacturers, ability to manufacture cGMP quantities of our product candidates as required for pre-clinical and clinical trials and, subsequently, our ability to manufacture commercial quantities of our product candidates;

●	our ability to complete required clinical trials for our product candidates and obtain approval from the FDA or other regulatory agencies in different jurisdictions;
●	our lack of a sales and marketing organization and our ability to commercialize our product candidates if we obtain regulatory approval;
●	our dependence on third-parties to manufacture our product candidates;
●	our reliance on third-party CROs to conduct our clinical trials;
●	our ability to maintain or protect the validity of our intellectual property;
●	our ability to internally develop new inventions and intellectual property;
●	interpretations of current laws and the passages of future laws;
●	acceptance of our business model by investors;
●	the accuracy of our estimates regarding expenses and capital requirements;
●	our ability to adequately support organizational and business growth;
●	the continued spread of COVID-19 and the resulting global pandemic and its impact on our preclinical studies and clinical studies; and
●	other factors discussed under the section “Risk Factors” in this prospectus supplement and in our most recent Annual Report on Form 10-K.

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The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus supplement for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. You should review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement.

All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the document incorporated by reference herein. You should read this prospectus supplement and the documents that we reference and have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We have no obligation, and expressly disclaims any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary may not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus supplement and accompany prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference into this prospectus supplement in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering. See the “Risk Factors” section of this prospectus supplement beginning on page S-6 for a discussion of the risks involved in investing in our securities. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement to “Dermata Therapeutics,” the “Company,” “we,” “us” and “our” refer to Dermata Therapeutics, Inc.

Corporate Overview

We are a clinical-stage medical dermatology company focused on identifying, developing, and commercializing innovative pharmaceutical product candidates for the treatment of medical and aesthetic skin conditions and diseases we believe represent significant market opportunities.

Dermatological diseases such as acne vulgaris (or acne), psoriasis vulgaris (or psoriasis), hyperhidrosis, and various aesthetic indications, affect millions of people worldwide each year which may negatively impact their quality of life and emotional well-being. While there are multiple current treatment options for these indications on the market, we believe that most have significant drawbacks, including underwhelming efficacy, cumbersome application regimens and varying negative side effects, all of which we believe lead to decreased patient compliance. A majority of these indications are first treated with topical therapy, however, many patients frequently switch treatments or discontinue treatment altogether due to patient dissatisfaction. This is primarily due to slow and modest response rates, early onset of negative side effects, daily application schedules and long duration of therapy. Given the limitations with current topical therapies, we believe there is a significant opportunity to address the needs of frustrated patients searching for topical products that satisfy their dermatological and lifestyle needs.

Our two product candidates, DMT310 and DMT410, both incorporate our proprietary, multifaceted, Spongilla technology to topically treat a variety of dermatological conditions. Our Spongilla technology is derived from a naturally grown freshwater sponge, Spongilla lacustris or Spongilla, which is processed into a powder that is mixed with a fluidizing agent immediately prior to application to form an easily applicable paste. Spongilla is a unique freshwater sponge that only grows in commercial quantities in select regions of the world and under specific environmental conditions, all of which give it its distinctive anti-microbial, anti-inflammatory, and mechanical properties. The combination of these environmental conditions, the proprietary harvesting protocols developed with our exclusive supplier, and our post-harvest processing procedures produce a pharmaceutical product candidate that optimizes the mechanical components as well as the chemical components of the sponge to create a product candidate with multiple mechanisms of action for the treatment of inflammatory skin conditions and aesthetic applications.

We believe our Spongilla technology platform will enable us to develop and formulate singular and combination products that are able to target the topical delivery of chemical compounds into the dermis for a variety of dermatology indications. We believe the combination of Spongilla’s mechanical and chemical components (which we believe have demonstrated, in-vitro, anti-microbial and anti-inflammatory properties), add to the versatility of our Spongilla technology platform’s effectiveness as a singular product, in the treatment of a wide variety of medical skin diseases like acne and psoriasis. We also believe the mechanical properties of our Spongilla technology allows for the intradermal delivery of a variety of large molecules, like botulinum toxins, monoclonal antibodies, or dermal fillers, to target treatment sites, through topical application without the need for needles.

Our lead product candidate, DMT310, is intended to utilize our Spongilla technology for once weekly treatment of a variety of skin diseases, with our initial focus being the treatment of acne vulgaris, which has a U.S. market size of approximately 50 million patients. We have shown DMT310’s ability to treat the multiple causes of acne in a Phase 2b study where we initially saw a 45% reduction in inflammatory lesions after four treatments, with statistically significant improvements at all time points for all three primary endpoints throughout the study (reduction in inflammatory lesions, reduction in non-inflammatory lesions, and improvement in Investigator Global Assessment). Based on this Phase 2b data we recently submitted an end of phase 2 meeting package to the FDA to agree on clinical development requirements for the Phase 3 acne program. We expect to receive feedback from the FDA by the end of June 2023 and, if acceptable to the FDA, we plan to initiate a Phase 3 program in the second half of 2023. In addition, based on the multiple mechanisms of action and anti-inflammatory effect seen with DMT310 acne trial, we completed a Phase 1b proof of concept, or POC, trial in psoriasis where we saw encouraging results warranting further investigation.

S-4

DMT310 consists of two grams of powder processed from the naturally grown freshwater sponge, Spongilla lacustris. The patient mixes the powder with a fluidizing agent (hydrogen peroxide) immediately prior to application by the patient to form an easy-to-apply paste. The paste is applied similar to a mud mask and is left on the skin for approximately ten to fifteen minutes, after which time it is washed off with water. Due to the unique combination of DMT310’s mechanical components and chemical components, and based on our Phase 2 acne data, we believe patients will only need to apply DMT310 once-weekly to produce a desired treatment effect. The mechanical components of the Spongilla powder consist of many microscopic siliceous, needle-like spicules that, when massaged into the skin, penetrate the stratum corneum (the skin’s outermost protective layer) and create microchannels into the dermis where pro-inflammatory cytokines and bacteria reside. We believe that the penetration of the spicules also leads to the opening of microchannels, which allow oxygen to enter pilosebaceous glands, helping to kill C. acnes, which grow in an anaerobic (without oxygen) environment (C. acnes is the bacteria that cause inflammatory lesions in acne patients). The spicules also cause rejuvenation of the top layer of dead skin, thereby increasing collagen production. Additionally, we believe the newly created microchannels provide a conduit for DMT310’s naturally occurring chemical compounds to be delivered to the dermis and pilosebaceous glands, helping to kill the C. acnes and fight inflammation. In addition to these anti-microbial compounds, DMT310 also appears to have anti-inflammatory chemical compounds, as demonstrated in in vitro experiments, that inhibit inflammation through the reduction of C.acnes stimulated IL-8 production and by inhibiting IL-17A and IL-17F expression in human cell lines. Also, during in vitro studies of DMT310’s organic compounds, we observed the inhibition of the lipogenesis of sebocytes, which may translate to a reduction in sebum (an oily and waxy substance produced by the human body’s sebaceous glands) production and the oiliness of the skin in patients, which was observed by a number of clinical investigators in our Phase 2 acne studies. We believe the combination of these biological and mechanical effects could be important factors in treating multiple inflammatory skin diseases, as seen in our clinical trials.

Our second product candidate utilizing our Spongilla technology is DMT410, our combination treatment. DMT410 is intended to consist of one treatment of our proprietary sponge powder followed by one topical application of botulinum toxin for delivery into the dermis. Currently, botulinum toxin is only approved to be delivered to the dermis by intradermal injections, which can be painful for the patient and time-consuming for the physician. However, we believe DMT410’s ability to topically deliver botulinum toxin into the dermis could have similar levels of efficacy to existing delivery techniques, with fewer tolerability issues, and a quicker application time, possibly replacing the need for intradermal injections. We first tested DMT410 in a Phase 1 POC trial of axillary hyperhidrosis patients, which saw 80% of patients achieve a reduction in gravimetric sweat production greater than 50% four weeks after a single treatment. With almost 40% of the hyperhidrosis market currently being treated with intradermal injections of botulinum toxin, we believe there could be significant opportunity for DMT410 to break into this market and replace intradermal injections of botulinum toxin. Based on DMT410’s ability to effectively deliver botulinum toxin to the dermis as observed in the Phase 1 axillary hyperhidrosis trial, we also conducted a Phase 1 POC trial of DMT410 for the treatment of multiple aesthetic skin conditions, including reduction of pore size, sebum production, and fine lines, among others. In November 2021, we announced top-line results from this trial, where we saw promising data that we believe warrants further investigation of DMT410. We are currently in the process of discussing partnering opportunities with botulinum toxin companies to move the DMT410 program into Phase 2 studies.

Implications of Being an Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer”; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

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As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the SEC; (ii) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); (iv) not being required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Corporate Information

We were formed as a Delaware limited liability company under the name Dermata Therapeutics, LLC in December 2014. On March 24, 2021, we converted into a Delaware corporation and changed our name to Dermata Therapeutics, Inc.

“Dermata” and our other common law trademarks, service marks or trade names appearing herein are the property of Dermata Therapeutics, Inc. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our principal offices are located at 3525 Del Mar Heights Rd., #322, San Diego, CA, 92130 and our telephone number is (858) 800-2543. Our website address is www.dermatarx.com.

Information contained in, or accessible through, our website does not constitute part of this prospectus or registration statement and inclusions of our website address in this prospectus or registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

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THE OFFERING

Common Stock offered by us:	458,555 shares.

Pre-Funded Warrants offered by us:	Pre-Funded Warrants to purchase up to 342,322 shares. This offering also relates to the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants sold in this offering.

Common Stock outstanding before this offering:	2,388,157 shares(1).

Common Stock outstanding after this offering:	3,189,034 shares, assuming all of the Pre-Funded Warrants issued in this offering are exercised (1).

Use of proceeds:

We intend to use the net proceeds from this offering for working capital and general corporate purposes. Please see the section entitled “Use of Proceeds” on page S-7 of this prospectus supplement for a more detailed discussion.

Risk factors:

An investment in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider carefully before making an investment decision.

Dividend policy:	We have never declared or paid any cash dividends on our Common Stock. We do not anticipate paying any cash dividends in the foreseeable future.

National Securities Exchange Listing:

Our common stock and certain of our outstanding Warrants are currently listed on Nasdaq under the symbols “DRMA” and “DRMAW,” respectively. There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Concurrent private placement:

In a concurrent private placement, we are selling to the purchasers the Private Placement Warrants to purchase 100% of the number of our Common Stock and Pre-Funded Warrants purchased by such investors in this offering, equal to up to 800,877 shares of Common Stock. We will receive proceeds from the concurrent private placement transaction of the Private Placement Warrants solely to the extent such warrants are exercised for cash. The Private Placement Warrants are immediately exercisable at an exercise price of $2.16 per share and will expire on November 27, 2028. The Private Placement Warrants and Common Stock issuable upon the exercise of the Private Placement Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. There is no established public trading market for the Private Placement Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Private Placement Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Private Placement Warrants will be limited. See “Concurrent Private Placement of Warrants.”

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(1) The number of our Common Stock to be outstanding after the offering is based on 2,388,157 shares of Common Stock outstanding as of May 23, 2023 and excludes, as of that date, the following:

•	102,074 shares of common stock issuable upon exercise of stock options, at a weighted-average exercise price of $40.77 per share;
•	184,820 shares of Common Stock issuable upon exercise of warrants issued in our initial public offering, at an exercise price of $112.00 per share;
•	8,035 shares of Common Stock issuable upon exercise of warrants issued to the underwriters in our initial public offering, at an exercise price of $128.80 per share;
•	235,849 shares of Common Stock issuable upon exercise of warrants issued in our April 2022 private placement offering, at an exercise price of $2.82 per share;
•	8,398 shares of Common Stock issuable upon exercise of other warrants outstanding, at a weighted-average exercise price of $213.35 per share;
•	1,618,123 shares of Common Stock issuable upon exercise of Series A Warrants issued in our March 2023 offering, at an exercise price of $2.82 per share;
•	1,618,123 shares of Common Stock issuable upon exercise of Series B Warrants issued in our March 2023 offering, at an exercise price of $2.82 per share;
•	113,269 shares of Common Stock issuable upon exercise of the Placement Agent Warrants issued in our March 2023 offering, at an exercise price of $3.8625 per share;
•	127 shares of our common stock that are available for future issuance under our 2021 Equity Incentive Plan (the “2021 Plan”) or shares that will become available under our 2021 Plan;
•	the shares of common stock issuable upon exercise of the Common Warrants to be issued to investors in this offering; and
•	the shares of common stock issuable upon the exercise of warrants to be issued to the placement agent or its designees in connection with this offering.

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RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in this prospectus supplement, together with all of the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks described in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, including our audited consolidated financial statements and corresponding management’s discussion and analysis. The risks mentioned below are presented as of the date of this prospectus supplement and we expect that these will be updated from time to time in our periodic and current reports filed with or furnished to the SEC, as applicable, which are incorporated herein by reference. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our securities.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus supplement are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of each such document. We are under no obligation to update or alter such forward-looking statements whether as a result of new information, future events or otherwise, other than as required by applicable securities legislation.

Risks Relating to This Offering

Sales of our Common Stock by stockholders may have an adverse effect on the then prevailing market price of our Common Stock.

Sales of a substantial number of our Common Stock in the public market following this offering could cause the market price of our Common Stock to decline and could impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Common Stock or other equity or equity-related securities would have on the market price of our Common Stock.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds from the sale of securities by us in this offering for working capital and general corporate purposes. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering, as described below in the section entitled “Use of Proceeds,” or in ways that do not necessarily improve our operating results or enhance the value of our Common Stock. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Our failure to use these funds effectively could have a material adverse effect on our business and could cause the price of our securities to decline.

Investors in this offering will suffer immediate and substantial dilution in the net tangible book value per Common Stock.

A purchaser of securities in this offering will experience immediate and substantial dilution. Please see the section entitled “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

We may require additional funding through further issuances of our Common Stock or other securities, which may negatively affect the market price of our Common Stock.

To operate our business, we may need to raise additional capital through sales of our Common Stock, securities exercisable for or convertible into our Common Stock or debt securities pursuant to which interest and/or principal payments may be satisfied through the issuance of our Common Stock. Future sales of such securities or our Common Stock could adversely affect the prevailing market price of our Common Stock and our ability to raise capital in the future, and may cause you to incur additional dilution.

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We do not intend to pay dividends on our Common Stock so any returns will depend on appreciation in the price of our Common Stock.

We have never declared or paid any cash dividends on our Common Stock. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will, therefore, be limited to the appreciation of their respective shares. There is no guarantee that our Common Stock will appreciate in value or maintain the price at which you purchased them.

There is no public market for the Pre-Funded Warrants being offered by us in this offering.

There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

 The Pre-Funded Warrants are speculative in nature.

The Pre-Funded Warrants offered hereby do not confer any rights of share of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-Funded Warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $0.0001 per share of Common Stock. Moreover, following this offering, the market value of the Pre-Funded Warrants is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants will equal or exceed their public offering prices. There can be no assurance that the market price of the shares of Common Stock will ever equal or exceed the exercise price of the Pre-Funded Warrants, and consequently, whether it will ever be profitable for holders of the Pre-Funded Warrants to exercise the Pre-Funded Warrants.

 Holders of the Pre-Funded Warrants offered hereby will have no rights as common stockholders with respect to the shares our common stock underlying the warrants until such holders exercise their warrants and acquire our common stock, except as otherwise provided in the Pre-Funded Warrants.

Until holders of the Pre-Funded Warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our Common Stock underlying such warrants, except to the extent that holders of such Pre-Funded Warrants will have certain rights to participate in distributions or dividends paid on our common stock as set forth in the Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering and the concurrent private placement will be approximately $1.5 million, after deducting the placement agent fees and commissions and estimated offering expenses payable by us and excluding the proceeds we may receive from the exercise of the Private Placement Warrants issued in the concurrent private placement and the warrants to be issued to the placement agent or its designees in connection with this offering. We currently expect to use the net proceeds from this offering for working capital and general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, and our management will retain broad discretion as to the ultimate allocation of the proceeds. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings.

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DIVIDEND POLICY

We have never declared nor paid dividends on our securities. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends on our securities is subject to the discretion of our board of directors and will depend upon various factors, including, without limitation, our results of operations and financial condition.

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DILUTION

If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between the effective offering price per share and the as-adjusted net tangible book value per share of Common Stock after this offering.

The net tangible book value of our Common Stock as of March 31, 2023 was approximately $7.6 million, or approximately $3.17 per share of Common Stock. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of our Common Stock outstanding as of March 31, 2023.

After giving effect to the sale of 458,555 shares of Common Stock in this offering at an offering price of $2.285 per share and accompanying Private Placement Warrant and Pre-Funded Warrants to purchase 342,322 shares of Common Stock in this offering at a price of $2.2849 per Pre-Funded Warrant and accompanying Private Placement Warrant, and after deducting placement agent fees and estimated offering expenses payable by us, assuming the exercise of all Pre-Funded Warrants at the exercise price of $0.0001 per share of Common Stock, our as adjusted net tangible book value as of March 31, 2023 would have been approximately $9.0 million, or approximately $2.84 per share of Common Stock. This represents an immediate decrease in as adjusted net tangible book value of approximately $0.32 per share of Common Stock to our existing security holders and an immediate dilution in as adjusted net tangible book value of approximately $0.555 per share of Common Stock to the purchaser of securities in this offering, as illustrated by the following table:

Offering price per share Common Stock and accompanying Private Placement Warrant		$$2.285
Net tangible book value per share of Common Stock as of March 31, 2023	$$3.17
Decrease in as adjusted net tangible book value per share of Common Stock attributable to the offering	$$0.32
As adjusted net tangible book value per share of Common Stock as of March 31, 2023 after giving effect to this offering		$$2.84
Dilution per share Common Stock to new investors participating in this offering		$$0.555

The table and discussion above are based on 2,388,157 shares of Common Stock outstanding as of March 31, 2023 and exclude, as of such date, the following:

●	102,074 shares of our Common Stock issuable upon exercise of outstanding options granted under our equity incentive plans at a weighted average exercise price of $40.77 per share;
●	127 shares of our Common Stock available for issuance or future grant pursuant to our equity incentive plan; and
●	3,786,617 shares of our Common Stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $8.98 per share.

To the extent that outstanding exercisable options or warrants are exercised, you may experience further dilution. In addition, we may need to raise additional capital and to the extent that we raise additional capital by issuing equity or convertible debt securities your ownership will be further diluted.

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CONCURRENT PRIVATE PLACEMENT OF WARRANTS

Concurrently with the closing of the sale of Common Stock and Pre-Funded Warrants in this offering, we also expect to issue and sell to the investors the Private Placement Warrants to purchase an aggregate of up to 800,877 shares of Common Stock at an initial exercise price equal to $2.16 per share.

The Private Placement Warrants and the Common Stock issuable upon the exercise of the Private Placement Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, the purchasers may only sell Common Stock issued upon exercise of the Private Placement Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability. The Private Placement Warrants are exercisable immediately and expire on November 27, 2028. The Private Placement Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Common Stock underlying the Private Placement Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of Common Stock purchased upon such exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Common Stock underlying the Private Placement Warrants, then the Private Placement Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Private Placement Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Private Placement Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon the request of the investor) of the number of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Private Placement Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The Private Placement Warrants will have an exercise price of $2.16 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Private Placement Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established public trading market for the Private Placement Warrants being issued in the concurrent private placement, and we do not expect a market to develop. We do not intend to apply for listing of the Private Placement Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Private Placement Warrants will be limited.

Fundamental Transactions. In the event of any fundamental transaction, as described in the Private Placement Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Common Stock, then upon any subsequent exercise of a Private Placement Warrant, the holder will have the right to receive as alternative consideration, for each Common Share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of Common Stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of Common Stock for which the Private Placement Warrant is exercisable immediately prior to such event.

Rights as a Stockholder. Except as otherwise provided in the Private Placement Warrants or by virtue of such holder’s ownership of our common shares, the holder of a Private Placement Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Private Placement Warrant.

Registration Rights. We have agreed to file a registration statement covering of the resale of the shares issuable upon the exercise of the Private Placement Warrants (the “Private Placement Warrant Shares”) within 45 days of the date of the securities purchase agreement entered into between the purchasers and us. We must use commercially reasonable efforts to cause such registration statement to become effective within 120 days following the closing date of the offering and to keep such registration statement effective at all times until the purchasers no longer own any Private Placement Warrants or Private Placement Warrant Shares.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering 485,555 shares of Common Stock at an offering price of $2.285 per share and Pre-Funded Warrants to purchase up to 342,322 shares of Common Stock at an offering price of $2.2849 per Pre-Funded Warrant (exercisable for Common Stock at an exercise price of $0.0001 per share of Common Stock).

Common Stock

The material terms and provisions of our Common Stock and each other class of our securities that qualifies or limits our Common Stock are described under the caption “Description of Capital Stock” starting on page 7 of the accompanying prospectus.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the Pre-Funded Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Pre-Funded Warrant, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrants for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

The Pre-Funded Warrants offered hereby will have an exercise price of $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Common Stock. Pre-Funded Warrants will be issued in certificated form only.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 9.99% of our outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Common Stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon the exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Common Stock shall be determined according to the formula set forth in the Pre-Funded Warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Common Stock, then upon any subsequent exercise of a Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each Common Share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of Common Stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of Common Stock for which the Pre-Funded Warrant is exercisable immediately prior to such event.

Transferability

In accordance with its terms and subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional Common Stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of the holders’ ownership of shares of our Common Stock, the holders of Pre-Funded Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such Pre-Funded Warrant holders exercise their warrants.

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PLAN OF DISTRIBUTION

Pursuant to an engagement letter agreement dated November 27, 2022, as amended December 12, 2022 (the “Engagement Letter”), we have engaged the placement agent to act as our exclusive placement agent in connection with this offering. Under the terms of the Engagement Letter, Wainwright is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best-efforts basis. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. Wainwright will have no authority to bind us by virtue of the Engagement Letter. Wainwright may engage sub-agents or selected dealers to assist with this offering. We may not sell the entire amount of the share of our Common Stock offered pursuant to this prospectus supplement.

The placement agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchaser and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

We expect to deliver the shares of our Common Stock and Pre-Funded Warrants being offered pursuant to this prospectus supplement on or about May 26, 2023.

We have agreed to pay the placement agent a total cash fee equal to 7% of the aggregate gross proceeds raised in this offering. and a management fee equal to 1% of the gross proceeds raised in the offering. We have also agreed to reimburse the placement agent a non-accountable expense allowance of $25,000, an expense allowance of $40,000 for fees and expenses of its legal counsel and other out-of-pocket expenses and up to $15,950 for its clearing fees. We estimate the total offering expenses that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $119,000.

In addition, we have agreed to issue to the placement agent warrants to purchase up to 7% of the aggregate number of shares of Common Stock (including the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants) sold in this offering. The placement agent warrants will have an exercise price equal to $2.8563 per share, or 125% of the offering price per share of Common Stock and Private Placement Warrant and will have a term of five years from the commencement of sales in this offering.

We have granted the placement agent a right of first refusal to act as sole book-running manager, sole underwriter, or sole placement agent for any future public offering, including an at-the-market facility, private placement or any other capital-raising financing of equity, equity-linked or debt securities (other than a traditional debt facility or an equity line of credit), of the Company until the 12-month anniversary following the first offering that occurred pursuant to the Engagement Letter that closed on March 20, 2023.

We have also agreed in the purchase agreement, subject to certain exceptions, to a restriction on the issuance of any variable priced securities for 12 months following the closing date of this offering. We have also agreed to a lock-up provision that prevents us from issuing, subject to certain exceptions, any Common Stock or any securities convertible into or exercisable or exchangeable into Common Stock for a period of 30 days after the closing date of this offering.

In the event that any investors that were contacted by the placement agent or were introduced to the Company by the placement agent during the term of our Engagement Letter with the placement agent provide any capital to us in a public or private offering or other financing or capital-raising transaction of any kind (each, a “Tail Financing”) within twelve months following the termination or expiration of our Engagement Letter with the placement agent, we shall pay the placement agent the cash and warrant compensation provided above on the gross proceeds raised in such Tail Financing from such investors.

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the placement agency agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

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The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time, Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Wainwright served as our placement agent in connection with the best efforts public offering of our securities in March 2023 and received cash fees and warrants to purchase Common Stock in connection therewith. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

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LEGAL MATTERS

Certain legal matters relating to the offering of the securities under this prospectus supplement will be passed upon for us by Lowenstein Sandler LLP, New York, New York. Haynes and Boone, LLP, New York, New York is acting as counsel to the Placement Agent in connection with this offering.

EXPERTS

The consolidated financial statements of Dermata Therapeutics, Inc. at December 31, 2022 and 2021 for the years ended December 31, 2022 and 2021 incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been audited by Mayer Hoffman McCann P.C., independent registered public accounting firm, as set forth in their report thereon (which report includes an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern), and are included in reliance on such report given on the authority of such firm as an expert in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The materials we file with or furnish to the SEC are available to the public on the SEC’s Internet website at www.sec.gov. Those filings are also available to the public on our corporate website at www.dermatarx.com. Information contained on our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

This prospectus supplement and the accompanying prospectus forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at www.sec.gov.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 filed by us with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed with the SEC. For further information about us and the securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below into this prospectus supplement, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of all the securities by this prospectus supplement is completed, including all filings made after the date of this prospectus supplement. We hereby incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for our fiscal year ended December 31, 2022 (filed with the SEC on February 27, 2023, as amended March 28, 2023);

•	Our Quarterly Report on Form 10-Q for our quarter ended March 31, 2023 (filed with the SEC on May 11, 2023);

•	Our Current Reports on Form 8-K, filed with the SEC on February 8, 2023, March 13, 2023, March 20, 2023, March 28, 2023, and May 24, 2023;

•	Our Definitive Proxy Statement filed with the SEC on January 13, 2023; and

•	The description of our Common Stock contained in our Exhibit 4.8 Description of Securities as filed within our Annual Report on Form 10-K for our fiscal year ended December 31, 2022 (filed with the SEC on February 27, 2023).

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act, as amended shall be incorporated by reference into this prospectus.

We will provide each person to whom this prospectus supplement is delivered a copy of all of the information that has been incorporated by reference into this prospectus supplement or the accompanying prospectus, but not delivered with this prospectus supplement and the accompanying prospectus. You may obtain copies of these filings, at no cost, by contacting us at:

 Dermata Therapeutics, Inc.

Attn: Gerald T. Proehl, Chief Executive Officer and Chairman of the Board

3525 Del Mar Heights, Rd., # 322

San Diego, CA 92130

Tel: (858) 800-2543

You should rely only on the information contained in this prospectus supplement, including information incorporated by reference as described above. We have not authorized anyone else to provide you with different information. You should not assume the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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PROSPECTUS

Dermata Therapeutics, Inc.

$100,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Subscription Rights

Units

We may offer, issue and sell from time to time together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) senior or subordinated debt securities, (v) subscription rights and (vi) units. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock, warrants and subscription rights may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The units may consist of any combination of the securities listed above.

The aggregate public offering price of the securities that we may offer will not exceed $100,000,000. We will offer the securities in an amount and on terms that market conditions will determine at the time of the offering. Our common stock and certain of our outstanding warrants (“Warrants”) are currently listed on The Nasdaq Capital Market, or Nasdaq, under the symbols “DRMA” and “DRMAW,” respectively. On November 11, 2022, the last reported sale price of our common stock was $0.64 per share. On November 11, 2022, the last reported sale price of our Warrants was $0.059. You are urged to obtain current market quotations of our common stock and Warrants. We have no preferred stock, debt securities, subscription rights or units listed on any market. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risk. You should carefully consider the risks that we refer you to under the section captioned “Risk Factors” in this prospectus on page 3 before buying our securities.

Should we offer any of the securities described in this prospectus, we will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. You should read this prospectus and any supplement, together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information by Reference” carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 25, 2022.

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Dermata Therapeutics, Inc. is referred to herein as “Dermata,” “the Company,” “we,” “us” and “our,” unless the context indicates otherwise.

You may only rely on the information contained in this prospectus and the accompanying prospectus supplement or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell, in one or more offerings, any or all of the securities described in this prospectus, separately or together, up to an aggregate offering price of $100,000,000. This prospectus provides you with a general description of our securities being offered. When we issue the securities being offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Additional Information” and “Incorporation of Certain Information by Reference.”

PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 3 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.

Corporate Overview

                We are a clinical-stage medical dermatology company focused on identifying, developing, and commercializing innovative pharmaceutical product candidates for the treatment of medical and aesthetic skin conditions and diseases we believe represent significant market opportunities.

Dermatological diseases such as acne vulgaris (or acne), psoriasis vulgaris (or psoriasis), papulopustular acne rosacea (or rosacea), hyperhidrosis and various aesthetic skin quality issues, affect millions of people worldwide each year, and may negatively impact their quality of life and emotional well-being. While there are multiple current treatment options for each of these indications on the market, we believe that current therapies come with significant drawbacks, including underwhelming efficacy, cumbersome application regimens, and significant tolerability issues, all of which we believe may lead to poor patient compliance. A majority of these indications are first treated with topical products; however, many patients frequently switch treatments or discontinue treatment altogether due to patient dissatisfaction. This is primarily due to slow and modest response rates, the early onset of negative side effects, onerous application schedules, and long duration of therapy. Given the limitations with current topical therapies, we believe there is a significant opportunity to address the needs of frustrated patients searching for topical products that satisfy their dermatological and lifestyle needs.

Our two product candidates, DMT310 and DMT410, both incorporate our proprietary, multifaceted, Spongilla technology to topically treat a variety of dermatological conditions and satisfy the unmet needs of patients. Our Spongilla technology is derived from a naturally grown freshwater sponge, Spongilla lacustris or Spongilla, which is processed into a powder that is then mixed with a fluidizing agent immediately prior to application to form an easily applicable paste. Spongilla is a unique freshwater sponge that only grows in commercial quantities in select regions of the world and under specific environmental conditions, all of which give it its distinctive anti-microbial, anti-inflammatory, and mechanical properties. The combination of these environmental conditions, the proprietary harvesting protocols developed with our exclusive supplier, and our post-harvest processing procedures produce a pharmaceutical product candidate that optimizes the mechanical components as well as the chemical components of the sponge to create a product candidate with multiple mechanisms of action for the treatment of inflammatory skin conditions and aesthetic applications.

We believe our Spongilla technology platform will enable us to develop and formulate singular and combination products that are able to target the topical delivery of chemical compounds into the dermis for a variety of dermatology indications. We believe the combination of Spongilla’s mechanical and chemical components (which we believe have demonstrated, in-vitro, anti-microbial and anti-inflammatory properties), add to the versatility of our Spongilla technology platform’s effectiveness as a singular product, in the treatment of a wide variety of medical skin diseases like acne, rosacea, and psoriasis. We also believe the mechanical properties of our Spongilla technology allows for the intradermal delivery of a variety of large molecules, like botulinum toxin, monoclonal antibodies, or dermal filler, to target treatment sites, through topical application.

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Our lead product candidate, DMT310, is intended to utilize our Spongilla technology for once weekly treatment of a variety of skin diseases, with our initial focus being the treatment of acne vulgaris, which has a U.S. market size of approximately 50 million patients. We have shown DMT310’s ability to treat the multiple causes of acne in a Phase 2b study where we initially saw a 45% reduction in inflammatory lesions after four treatments, with statistically significant results at all time points for all three primary endpoints (reduction in inflammatory lesions, reduction in non-inflammatory lesions, and improvement in Investigator Global Assessment). Based on the multiple mechanisms of action and anti-inflammatory effect seen with DMT310 acne trial, we moved DMT310 into clinical trials for two additional indications: psoriasis and rosacea. In October 2021, we completed a Phase 1b proof of concept, or POC, trial in psoriasis where we saw encouraging results warranting further investigation. In June 2022, we completed enrollment of a Phase 2 clinical trial of DMT310 for the treatment of rosacea with results expected in December 2022.

DMT310 consists of two grams of powder processed from a naturally grown freshwater sponge, Spongilla lacustris. The patient mixes the powder with a fluidizing agent (hydrogen peroxide) immediately prior to application by the patient to form an easy-to-apply paste. The paste is left on the skin for approximately ten to fifteen minutes, after which time it is washed off with water. Due to the unique combination of DMT310’s mechanical components and chemical components, and based on our Phase 2 acne data, we believe patients will only need to apply DMT310 once-weekly to produce a desired treatment effect. The mechanical components of the Spongilla powder consist of many microscopic siliceous, needle-like spicules that, when massaged into the skin, penetrate the stratum corneum (the skin’s outermost protective layer) and create microchannels into the dermis where pro-inflammatory cytokines and bacteria reside. We believe that the penetration of the spicules leads to the opening of microchannels, which allow oxygen to enter pilosebaceous glands, helping to kill C. acnes, which grow in an anaerobic (without oxygen) environment (C. acnes is the bacteria that cause inflammatory lesions in acne patients). The spicules also cause turnover of the top layer of dead skin, thereby increasing collagen production. We believe the newly created microchannels provide a conduit for DMT310’s naturally occurring chemical compounds to be delivered to the dermis and pilosebaceous glands, helping to kill the C. acnes. In addition to these anti-microbial compounds, DMT310 also appears to have anti-inflammatory chemical compounds, as demonstrated in in vitro experiments, that inhibit inflammation through the reduction of C.acnes stimulated IL-8 production and by inhibiting IL-17A and IL-17F expression in human cell lines. Also, during in vitro studies of DMT310’s organic compounds, we observed the inhibition of the lipogenesis of sebocytes, which may translate to a reduction in sebum (an oily and waxy substance produced by the human body’s sebaceous glands) production and the oiliness of the skin in patients, which was observed by a number of clinical investigators in our Phase 2 acne studies. We believe the combination of these biological and mechanical effects of the spicules could be important factors in treating multiple inflammatory skin diseases, as seen in our clinical trials.

Our second product candidate utilizing our Spongilla technology is DMT410, our combination treatment. DMT410 is intended to consist of one treatment of our proprietary sponge powder followed by one topical application of botulinum toxin for delivery into the dermis. Currently, botulinum toxin is only approved to be delivered to the dermis by intradermal injections, which can be painful for the patient and time-consuming for the physician. However, we believe DMT410’s ability to topically deliver botulinum toxin into the dermis could have similar levels of efficacy to existing delivery techniques, with fewer tolerability issues and a quicker application time, possibly replacing the need for intradermal injections. We first tested DMT410 in a Phase 1 POC trial of axillary hyperhidrosis patients, which saw 80% of patients achieve a reduction in gravimetric sweat production greater than 50% four weeks after a single treatment. With almost 40% of the U.S. hyperhidrosis market currently being treated with intradermal injections of botulinum toxin, we believe there is significant market opportunity for DMT410. Based on DMT410’s ability to deliver botulinum toxin to the dermis as observed in the Phase 1 axillary hyperhidrosis trial, we also conducted a Phase 1 POC trial of DMT410 for the treatment of multiple aesthetic skin conditions, including reduction of pore size, sebum production, and fine lines, among others. In November 2021, we announced top-line results from this trial, where we saw promising data that we believe warrants further investigation of DMT410. We are currently in the process of discussing partnering opportunities with botulinum toxin companies to move the DMT410 program into Phase 2 studies.

Corporate Information

Our address is 3525 Del Mar Heights Rd., #322, San Diego, California 92130 and our telephone number is (858) 800-2543. Our corporate website is: www.dermatarx.com. The content of our website shall not be deemed incorporated by reference in this prospectus and you should not consider such information as part of this prospectus.

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this prospectus, including the documents that we incorporate by reference, may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control that may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page 3 of this prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 or in other reports we file with the SEC.

Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement relating to a particular offering of securities, we will use the net proceeds from the sale of the securities offered by this prospectus and the exercise price from the exercise of any convertible securities, if any, for research and development expenses, working capital and other general corporate purposes, which may include funding acquisitions or investments in businesses, products or technologies that are complementary to our own and reducing indebtedness.

When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities we sell. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

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THE SECURITIES WE MAY OFFER

General

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;
•	preferred stock;
•	warrants to purchase shares of common stock or preferred stock;
•	debt securities;
•	subscription rights to purchase shares of common stock, preferred stock or debt securities; and
•	units consisting of any combination of the securities listed above.

 In this prospectus, we refer to the common stock, preferred stock, warrants, debt securities, subscription rights and units collectively as “securities.” The total dollar amount of all securities that we may sell pursuant to this prospectus will not exceed $100,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) and our amended and restated bylaws, as amended (the “Bylaws”), each of which is incorporated herein by reference as an exhibit to the registration statement to which this prospectus forms a part. We encourage you to read our Certificate of Incorporation, our Bylaws and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) for additional information.

General

We have 260,000,000 shares of capital stock authorized under our Certificate of Incorporation, consisting of 250,000,000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of preferred stock with a par value of $0.0001 per share. As of November 11, 2022, we had 12,102,214 shares of common stock outstanding and no shares of preferred stock outstanding.

The additional shares of our authorized stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management.

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Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix the designations, rights, preferences, privileges and restrictions thereof, without further vote or action by the stockholders. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such class or series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. Immediately after completion of this offering, no shares of preferred stock will be outstanding, and we have no present plan to issue any shares of preferred stock.

Public Warrants

We have warrants outstanding consisting of warrants (“Warrants”) issued in connection with our initial public offering (the “IPO”). The Warrants entitle the registered holders to purchase common stock at a price equal to $7.00 per share, subject to adjustment as discussed below, immediately following the issuance of such Warrants and terminating at 5:00 p.m., New York City time, five years after the closing of the IPO.

The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger, or consolidation. However, the Warrants will not be adjusted for issuances of shares of common stock at prices below its exercise price.

Exercisability. The Warrants are exercisable immediately upon issuance and at any time up to the date that is five years from the date of issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise. Each Warrant entitles the holder thereof to purchase one share of common stock. Warrants are not exercisable for a fraction of a share and may only be exercised into whole numbers of shares. In lieu of fractional shares, we will, pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price and round down to the nearest whole share. Unless otherwise specified in the Warrant, the holder will not have the right to exercise the Warrants, in whole or in part, if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% at the holder’s election) of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

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Exercise Price. The exercise price per share of common stock purchasable upon exercise of the Warrants is $7.00 per share, and is subject to adjustments for stock splits, reclassifications, subdivisions, and other similar transactions. In addition to the exercise price per share of common stock, and other applicable charges and taxes are due and payable upon exercise.

Warrant Agent; Global Certificate. The Warrants are issued in registered form under a warrant agency agreement between a warrant agent and us. The Warrants will initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Transferability.  Subject to applicable laws, the Warrants may be transferred at the option of the holders upon surrender of the Warrants to the warrant agent, together with the appropriate instruments of transfer.

Exchange Listing. The Warrants are listed on the Nasdaq Capital Market under the symbol “DRMAW.” There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. Without an active trading market, the liquidity of Warrants will be limited.

Adjustments; Fundamental Transaction. The exercise price and the number of shares underlying the Warrants are subject to appropriate adjustment in the event of stock splits, stock dividends on our common shares, stock combinations or similar events affecting our common shares. In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding common shares (each, a Fundamental Transaction), then following such Fundamental Transaction the holders of the Warrants will be entitled to receive upon exercise of the Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Warrants immediately prior to such Fundamental Transaction. Any successor to us or surviving entity will assume the obligations under the warrants. Additionally, as more fully described in the Warrant, in the event of certain Fundamental Transactions, the holders of the Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Warrants on the date of consummation of such transaction.

Rights as a Shareholder. Except by virtue of such holder’s ownership of our common stock, the holder of a Warrant does not have rights or privileges of a shareholder, including any voting rights, until the holder exercises such Warrant.

Common Warrants

We have warrants exercisable for shares of our common stock (the “Common Warrants) that were issued on April 25, 2022. As of November 11, 2022, the Common Warrants were exercisable for an aggregate of 3,773,585 shares of common stock.

Exercisability. The Common Warrants were exercisable immediately upon issuance and expire on the fifth anniversary of the offering in which they were issued. The Common Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Common Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares of common stock underlying the Common Warrants, then the Common Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Common Warrant.

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Exercise Limitation. A holder will not have the right to exercise any portion of the Common Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon the request of the investor) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The Common Warrants have an exercise price of $1.325 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Common Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established public trading market for the Common Warrants. We do not intend to apply for listing of the Common Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants is limited.

Fundamental Transactions. In the event of any fundamental transaction, as described in the Common Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a Common Warrants, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Common Warrants is exercisable immediately prior to such event. Additionally, as more fully described in the Common Warrant, in the event of certain fundamental transactions, the holders of the Common Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Common Warrants on the date of consummation of such transaction.

Rights as a Stockholder. Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of a Common Warrant does not have the rights or privileges of a holder of our shares of common stock, including any voting rights, until the holder exercises the Common Warrant.

Registration Rights. We have filed this registration statement with the SEC that includes this prospectus to register for resale under the Securities Act of 1933, the shares of common stock issuable upon exercise of the Common Warrants to satisfy our obligations in connection with the Registration Rights Agreement. We will use reasonable best efforts to keep registration statement effective at all times until the selling stockholder no longer owns any Common Warrants or shares issuable upon exercise thereof.

Pre-funded Warrants

On April 25, 2022, we issued pre-funded warrants exercisable for an aggregate of 2,875,000 shares of common stock (the “Pre-Funded Warrants”). As of November 11, 2022, all of the Pre-Funded Warrants were exercised and we issued an aggregate of 2,875,000 shares of common stock.

Duration. The Pre-Funded Warrants offered entire the holders thereof to purchase shares of our common stock at a nominal exercise price of $0.0001 per share, at any time after its original issuance until exercised in full.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates and certain related parties) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase, but not in excess of 9.99%, or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

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Exercise Price. The Pre-Funded Warrants will have an exercise price of $0.0001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established public trading market for the Pre-Funded Warrants. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of Pre-Funded Warrants is limited.

Fundamental Transactions. In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a Pre-Funded Warrants, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Pre-Funded Warrants is exercisable immediately prior to such event.

Rights as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Registration Rights. We have filed this registration statement with the SEC that includes this prospectus to register for resale under the Securities Act of 1933, the shares of common stock issuable upon exercise of the Pre-Funded Warrants to satisfy our obligations in connection with the Registration Rights Agreement. We will use reasonable best efforts to keep registration statement effective at all times until the selling stockholder no longer owns any Pre-Funded Warrants or shares issuable upon exercise thereof.

Stock Options and Restricted Stock Units

As of September 30, 2022, we had reserved the following shares of common stock for issuance pursuant to stock options under the 2021 Plan described below:

•	1,056,326 shares of our common stock reserved for issuance under stock option agreements issued pursuant to the 2021 Plan with a weighted-average exercise price of $3.77 per share;

•	127,726 shares of our common stock reserved for issuance pursuant to restricted stock units awarded to members of our Board of Directors pursuant to the 2021 Plan; and

•	547,447 shares of our common stock reserved for future issuance under the 2021 Plan.

 Anti-takeover Effects of Delaware Law and our Articles of Incorporation, as amended, and Bylaws

The provisions of Delaware law, our Certificate of Incorporation and our may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

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Section 203 of the Delaware General Corporation Law

Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control. These provisions are as follows:

●

they provide that special meetings of stockholders may be called only by a majority of our board of directors or an officer instructed by the directors to call a special meeting, thus prohibiting a stockholder from calling a special meeting;

●	they authorize our board of directors to fill vacant directorships, including newly created seats;

●	they can be amended or repealed by unanimous written consent of our board of directors;

●

they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors; and

●	they allow us to issue, without stockholder approval, up to 10,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our Common Stock.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to certain exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

●	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three (3) years prior to the determination of interested stockholder status, owned fifteen percent (15%) or more of a corporation’s outstanding voting securities.

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws provide for:

•	authorizing the issuance of “blank check” preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;
•	limiting the removal of directors by the stockholders;
•	requiring a supermajority vote of stockholders to amend our bylaws or certain provisions our certificate of incorporation;
•	prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;
•	eliminating the ability of stockholders to call a special meeting of stockholders;
•	establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings;
•	establishing Delaware as the exclusive jurisdiction for certain stockholder litigation against us; and
•	a classified board of directors.

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Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Choice of Forum

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company or the Company’s stockholders, creditors or constituents, (iii) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to, or a claim against the Company or any director or officer of the Company, with respect to the interpretation or application of any provision of, the DGCL, our certificate of incorporation or bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, in each of the aforementioned actions, any claims to which the Court of Chancery of the State of Delaware determines it lacks jurisdiction. This provision will not apply to claims arising under the Exchange Act, the Securities Act or for any other federal securities laws which provide for exclusive federal jurisdiction. However, the exclusive forum provision provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Therefore, this provision could apply to a suit that falls within one or more of the categories enumerated in the exclusive forum provision and that asserts claims under the Securities Act, inasmuch as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. There is uncertainty as to whether a court would enforce such an exclusive forum provision with respect to claims under the Securities Act.

Whether a court would enforce the provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Direct Transfer, LLC. The transfer agent address is One Glenwood Ave, Suite 1001, Morrisville, NC 27603, (919) 744-2722.

National Securities Exchange Listing

Our common stock and Warrants are listed on the Nasdaq Capital Market under the symbols “DRMA” and “DRMAW,” respectively.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may offer. The debt securities may be issued pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case in the forms filed as exhibits to this registration statement, which we refer to as the “indentures.” The indentures will be entered into between us and a trustee to be named prior to the issuance of any debt securities, which we refer to as the “trustee.” The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series.

We have summarized below the material provisions of the indentures and the debt securities or indicated which material provisions will be described in the related prospectus supplement for any offering of debt securities. These descriptions are only summaries, and you should refer to the relevant indenture for the particular offering of debt securities itself which will describe completely the terms and definitions of the offered debt securities and contain additional information about the debt securities.

Terms

When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby:

●	the designation, aggregate principal amount, currency or composite currency and denominations;

●	the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

●	the maturity date and other dates, if any, on which principal will be payable;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	the interest rate (which may be fixed or variable), if any;

●	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

●	the manner of paying principal and interest;

●	the place or places where principal and interest will be payable;

●	the terms of any mandatory or optional redemption by us or any third party including any sinking fund;

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●	the terms of any conversion or exchange;

●	the terms of any redemption at the option of holders or put by the holders;

●	any tax indemnity provisions;

●	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments;

●	the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);

●	whether and upon what terms debt securities may be defeased;

●	any events of default or covenants in addition to or in lieu of those set forth in the indentures;

●	provisions for electronic issuance of debt securities or for the issuance of debt securities in uncertificated form; and

●

any additional provisions or other special terms not inconsistent with the provisions of the indentures, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued as registered debt securities or uncertificated debt securities, in such denominations as specified in the terms of the series.

Securities may be issued under the indentures as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such Discounted Debt Securities. “Discounted Debt Security” means a security where the amount of principal due upon acceleration is less than the stated principal amount.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

Ranking

The senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the board resolution, officer’s certificate or supplemental indenture relating to such offering.

We have only a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of our debt securities will be our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, will effectively be senior to the debt securities with respect to the assets of our subsidiaries. In addition, to the extent that we issue any secured debt, the debt securities will be effectively subordinated to such secured debt to the extent of the value of the assets securing such secured debt.

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The debt securities will be obligations exclusively of Dermata Therapeutics, Inc. To the extent that our ability to service our debt, including the debt securities, may be dependent upon the earnings of our future subsidiaries, if any, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments.

Certain Covenants

Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.

Successor Obligor

The indentures provide that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless:

●	the person is organized under the laws of the United States or a jurisdiction within the United States;

●	the person assumes by supplemental indenture all of our obligations under the relevant indenture, the debt securities and any coupons;

●	immediately after the transaction no Default (as defined below) exists; and

●

we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction complies with the foregoing requirements and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

In such event, the successor will be substituted for us, and thereafter all of our obligations under the relevant indenture, the debt securities and any coupons will terminate.

The indentures provide that these limitations shall not apply if our board of directors makes a good faith determination that the principal purpose of the transaction is to change our state of incorporation.

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent.

Default and Remedies

Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:

1.	we default in any payment of interest on any debt securities of such series when the same becomes due and payable and the default continues for a period of 30 days;

2.

we default in the payment of all or any part of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

3.	we default in the performance of any of our other agreements applicable to the series and the default continues for 30 days after the notice specified below;

4.	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (as defined below) that:

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(A)	is for relief against us in an involuntary case,
(B)	appoints a Custodian (as defined below) for us or for any substantial part of our property, or
(C)	orders the winding up or liquidation of us, and the order or decree remains unstayed and in effect for 90 consecutive days;

5.	we, pursuant to or within the meaning of any Bankruptcy Law:

(A)	commence a voluntary case,
(B)	consent to the entry of an order for relief against us in an involuntary case,
(C)	consent to the appointment of a Custodian for us or for any substantial part of our property, or
(D)	make a general assignment for the benefit of our creditors; or

6.	there occurs any other Event of Default provided for in such series.

The term “Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (3) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.

The trustee may require indemnity satisfactory to it before it enforces the indentures or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of Default in payment on a series, the trustee may withhold from securityholders of such series notice of any continuing Default if the trustee determines that withholding notice is in the interest of such securityholders. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indentures.

The indentures do not have cross-default provisions. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.

Amendments and Waivers

The indentures and the debt securities or any coupons of the series may be amended, and any Default may be waived as follows:

Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the debt securities and the indentures may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default other than a Default in payment on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each securityholder affected, no amendment or waiver may:

•	change the fixed maturity of or the time for payment of interest on any debt security;

•	reduce the principal, premium or interest payable with respect to any debt security;

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•	change the place of payment of a debt security or the currency in which the principal or interest on a debt security is payable;

•	change the provisions for calculating any redemption or repurchase price with respect to any debt security;

•	adversely affect any holder’s right to receive payment of principal and interest or to institute suit for the enforcement of any such payment;

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	make any change that materially adversely affects the right to convert any debt security;

•	waive any Default in payment of principal of or interest on a debt security; or

•	adversely affect any holder’s rights with respect to redemption or repurchase of a debt security.

Without the consent of any securityholder, the indentures or the debt securities may be amended to:

•	provide for assumption of our obligations to securityholders in the event of a merger or consolidation requiring such assumption;

•	cure any ambiguity, omission, defect or inconsistency;

•	conform the terms of the debt securities to the description thereof in the prospectus and prospectus supplement offering such debt securities;

•	create a series and establish its terms;

•	provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts by more than one trustee;

•	provide for uncertificated or unregistered securities;

•	make any change that does not adversely affect the rights of any securityholder;

•	add to our covenants; or

•	make any other change to the indentures so long as no debt securities are outstanding.

Conversion Rights

Any securities resolution or supplemental indenture establishing a series of debt securities may provide that the debt securities of such series will be convertible at the option of the holders thereof into or for our common stock or other equity or debt instruments. The securities resolution or supplemental indenture may establish, among other things, (1) the number or amount of shares of common stock or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, as may be adjusted pursuant to the terms of the relevant indenture and the securities resolution; and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right. The indentures provide that we will not be required to make an adjustment in the conversion rate unless the adjustment would require a cumulative change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate.

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Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the relevant indenture, which we refer to as legal defeasance. We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series, which we refer to as covenant defeasance.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.

To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust with the trustee (or another trustee) money or U.S. Government Obligations (as defined below), deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be; and (2) comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

“U.S. Government Obligations” means direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, the trustee will also act as depository of funds, transfer agent, paying agent and conversion agent, as applicable, with respect to the debt securities. In certain circumstances, we or the securityholders may remove the trustee as the trustee under a given indenture. The indenture trustee may also provide additional unrelated services to us as a depository of funds, registrar, trustee and similar services.

Governing Law

The indentures and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF STOCK WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

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General

We may issue, together with common or preferred stock as units or separately, warrants for the purchase of shares of our common or preferred stock. The terms of each warrant will be discussed in the applicable prospectus supplement relating to the particular series of warrants. The form(s) of certificate representing the warrants and/or the warrant agreement will be, in each case, filed with the SEC as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part on or prior to the date of any prospectus supplement relating to an offering of the particular warrant. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants.

The prospectus supplement relating to any series of warrants that are offered by this prospectus will describe, among other things, the following terms to the extent they are applicable to that series of warrants:

•	the procedures and conditions relating to the exercise of the warrants;

•	the number of shares of our common or preferred stock, if any, issued with the warrants;

•	the date, if any, on and after which the warrants and any related shares of our common or preferred stock will be separately transferable;

•	the offering price of the warrants, if any;

•	the number of shares of our common or preferred stock which may be purchased upon exercise of the warrants and the price or prices at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the warrants will begin and the date on which the right will expire;

•	a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	anti-dilution provisions of the warrants, if any;

•	call provisions of the warrants, if any; and

•	any other material terms of the warrants.

Each warrant may entitle the holder to purchase for cash, or, in limited circumstances, by effecting a cashless exercise for, the number of shares of our common or preferred stock at the exercise price that is described in the applicable prospectus supplement. Warrants will be exercisable during the period of time described in the applicable prospectus supplement. After that period, unexercised warrants will be void. Warrants may be exercised in the manner described in the applicable prospectus supplement.

A holder of a warrant will not have any of the rights of a holder of our common or preferred stock before the stock is purchased upon exercise of the warrant. Therefore, before a warrant is exercised, the holder of the warrant will not be entitled to receive any dividend payments or exercise any voting or other rights associated with shares of our common or preferred stock which may be purchased when the warrant is exercised.

Transfer Agent and Registrar

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our equity securities or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

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The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our equity securities or debt securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each stockholder;

●	the number and terms of our equity securities and debt securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

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FORMS OF SECURITIES

Each debt security, and to the extent applicable, warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities and, to the extent applicable, warrants, subscription rights and units, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Principal, premium, if any, interest payments on debt securities and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, the trustees or the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;
•	through one or more underwriters without a syndicate for them to offer and sell to the public;
•	through dealers or agents; and
•	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•	on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or
•	to or through a market maker other than on the securities exchanges or quotation or trading services set forth above.

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Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;
•	the purchase price of the offered securities and the proceeds to us from such sale;
•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchange on which such offered securities may be listed; and
•	any underwriter, agent or dealer involved in the offer and sale of any series of the securities.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices, which may be changed;
•	at market prices prevailing at the time of the sale;
•	at varying prices determined at the time of sale; or at negotiated prices.
•	at negotiated prices

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•	whether that offering is being made to underwriters, through agents or directly to the public;
•	the rules and procedures for any auction or bidding process, if used;
•	the securities’ purchase price or initial public offering price; and
•	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate, in connection with such a transaction, that the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use specified efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

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Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;
•	the number and type of securities involved;
•	the price at which such securities were sold;
•	any securities exchanges on which such securities may be listed;
•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter, where applicable; and
•	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

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In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in two business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our website or the website of any agent or dealer, and any information contained in any other website maintained by any agent or dealer:

•	is not part of this prospectus, any applicable prospectus supplement or any applicable pricing supplement or the registration statement of which they form a part;
•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and
•	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription right’s offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements of Dermata Therapeutics, Inc. (formerly Dermata Therapeutics, LLC) ("Company") as of and for the years ended December 31, 2021 and 2020, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Mayer Hoffman McCann P.C., independent registered public accounting firm, as set forth in their report (which report includes an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern), and have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing, in giving said reports.

 DISCLOSURE OF COMMISSION POSITION

ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by us or in our right) by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that we similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by is or in our right to procure judgment in our favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with certain of our directors and officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Company.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors of our company, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, related to their board role with the company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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ADDITIONAL INFORMATION

This prospectus is part of a Registration Statement on Form S-3 that we have filed with the SEC relating to the shares of our securities being offered hereby. This prospectus does not contain all of the information in the Registration Statement and its exhibits. The Registration Statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the Registration Statement in order to review a copy of the contract or documents. The Registration Statement and the exhibits are available at the SEC’s Public Reference Room or through its website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at www.dermatarx.com. We have included our website address as an inactive textual reference only and our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus.

We will provide you without charge, upon your oral or written request, with an electronic or paper copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Dermata Therapeutics, Inc.

Attn: Gerald T. Proehl, Chief Executive Officer and Chairman of the Board

3525 Del Mar Heights, Rd., # 322

San Diego, CA 92130

Tel: (858) 800-2543

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 28, 2022;
•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, as filed with the SEC on May 16, 2022, August 15, 2022, and November 10, 2022, respectively;

•

our Current Reports on Form 8-K as filed with the SEC on January 13, 2022, February 4, 2022, March 2, 2022, April 25, 2022, May 17, 2022, June 22, 2022, June 24, 2022, July 11, 2022, and September 23, 2022;

•

the description of our common stock and Warrants contained in our Registration Statement on Form 8-A filed with the SEC on August 8, 2021, including any amendments and reports filed for the purpose of updating such description, including the description of our Common Stock included as Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 28, 2022.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

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485,555 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 342,322 shares of Common Stock

342,322 Shares of Common Stock Underlying the Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

May 23, 2023